NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement"), is executed as of November 27, 2007, by and among Eugene Science, Inc., a Delaware corporation (the "Company"), and the purchaser set forth on the signature page attached hereto (the “Purchaser”).

WHEREAS, the Company wishes to sell and issue, and the Purchaser wishes to purchase, the Company’s 10% senior secured note with an aggregate principal amount of $600,000, and warrants to purchase the number of shares of Common Stock (as defined below) set forth on the signature page hereto, which warrants shall be exercisable for three years at a purchase price of $0.25 per share; and

WHEREAS, the Purchaser is willing to provide such financing on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Defined terms. Certain capitalized terms used in this Agreement shall have the specific meanings defined below:

“Business Day” shall mean a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close.

“Closing Date” shall mean November 27, 2007 or any other date mutually agreed to by the Company and the Purchasers.

“Indebtedness” shall mean (a) all indebtedness for borrowed money or other obligations, extensions of credit, commitments or liabilities, whether current or long term, contingent or matured, secured or unsecured, (b) all indebtedness of the deferred purchase price of property or services whether represented by a note, promise to pay or security agreement, (c) all indebtedness created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other lien to secure all or part to the purchase price of property subject to such mortgage or lien regardless of whether the indebtedness secured thereby shall have been assumed by the Company or is non recourse to the credit of the Company, (e) all obligations under leases that have been or must be, in accordance with United States Generally Accepted Accounting Principles, recorded as capital leases in respect of which the Company is liable as lessee, (f) any liability in respect of banker’s acceptances or letters of credit, and (g) without duplication all indebtedness that is guaranteed by the Company or that the Company has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Company has otherwise assured a creditor against loss.

“SEC Documents” shall mean complete and accurate copies of the Company’s (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, together with all amendments, supplements and exhibits thereto (the “Form 10-KSB”), as filed with the Securities and Exchange Commission (the “Commission”), (ii) Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2007, together with all amendments, supplements and exhibits thereto, as filed with the Commission, and (iii) other reports filed by the Company with the Commission since December 31, 2006, together with all amendments, supplements and exhibits thereto, each as made available through the Commission’s website, www.sec.gov.

ARTICLE 2
THE CLOSING

2.1 Closing. According to the terms and subject to the conditions of this Agreement, the Company shall deliver to the Purchaser on the Closing Date: (a) a 10% senior secured note in the form attached hereto as Exhibit A with an aggregate principal amount of $600,000 (the “Note”), and (b) warrants to purchase a number of shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), equal to the quotient obtained by dividing (i) an amount equal to 65% of the principal amount of the Note by (ii) an exercise price of $0.25, in the form set forth in Exhibit B (the “Warrant”). For example, if the principal amount of the Note is $600,000, then the Company shall issue to the Purchaser a Warrant to purchase 1,560,000 shares of Common Stock (($600,000*0.65)/$0.25). The Purchaser shall deliver to the Company on the Closing Date, via wire transfer to the account set forth in Exhibit C, the purchase price set forth on the signature page hereto.

2.2 Interest. The Note shall bear interest ("Interest") from the Closing Date until the Maturity Date at the rate of 10% per annum (calculated on the basis of the actual number of days elapsed over a year of 360 days).

2.3 Prepayment of the Note. The Company may from time to time prepay all or any portion of the Note and all accrued but unpaid interest thereon without premium or penalty of any type. The Company shall give the Purchaser at least three Business Days prior written notice of its intention to prepay the Note, specifying the date of payment and the total amount of the Note and the accrued but unpaid interest to be paid on such date. In the event that the Company elects to partially prepay the Note, such prepayment will be made pro rata based on the principal balance of the Note held by the Purchaser.

2.4 Maturity Date. Unless the Note is earlier accelerated or prepaid pursuant to the terms hereof, the Note and all accrued interest thereon shall be due and payable in full on May 27, 2008, the 6 month anniversary of the Closing Date (the “Maturity Date”); provided, however, that the Maturity Date of the Note may be extended as set forth in Section 2.5 below.

2.5 Payment Extension Options. In the event that the Company does not pay the Note in full by May 27, 2008, the Maturity Date shall be extended to November 27, 2008, so long as the interest due as of May 27, 2008 is paid by the Company and the Company issues to the Purchaser a Warrant to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (i) an amount equal to 12.5% of the outstanding principal amount of the Note, less any amount of such Note prepaid by the Company prior to May 27, 2008, by (ii) an exercise price of $0.25. For example, if the principal amount of the Note is $600,000, then the Company shall issue to the Purchaser an additional Warrant to purchase 300,000 shares of Common Stock (($600,000*.125)/$0.25).

ARTICLE 3
CONDITIONS PRECEDENT TO THE LOAN

(a) Conditions on the Closing Date. The obligation of the Purchaser to purchase the Note pursuant to Section 2.1 shall be subject to the condition that: (i) the Company shall have duly executed and delivered to the Purchaser the Note and Warrants; (ii) the representations and warranties made by the Company in Section 4 hereof shall be true and correct at the Closing Date, with the same force and effect as if they had been made on and as of such date, the business and assets of the Company shall not have been adversely affected in any material way prior to the Closing Date, and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing Date; (iii) all corporate and other proceedings in connection with the transactions contemplated at the Closing Date, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Purchaser, which shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request; (iv) the Company shall have reserved for issuance shares of Common Stock issuable upon conversion of the Note or exercise of the Warrants; (v) all authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or foreign government that are required in connection with and prior to the lawful sale and issuance of the Note and Warrants pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date; and (vi) no order enjoining the sale of the Note and Warrants shall have been issued and no proceedings for such purpose shall be pending or, to the Company’s knowledge, threatened by any governmental authority having jurisdiction over this transaction and at the Closing Date the sale and issuance of the Note and Warrants shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

ARTICLE 4
CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. The Company’s obligations under the Note shall be secured by a security interest of first priority in all right, title and interest of the Company in and to the property described in Attachment 1 of, and granted in accordance with the terms and form of, the Security Agreement attached hereto as Exhibit C (the “Security Agreement”). The Company may not grant a security interest in, or otherwise pledge, any of its assets to any third party, other than the Purchaser, without the prior written consent of the Purchaser. If this Agreement is terminated, the Purchaser’s interests in the Collateral (as defined in the Security Agreement) shall continue until the Company’s obligations hereunder are repaid in full. Upon payment in full of the Company’s obligations hereunder, the Purchaser shall release its interest in the Collateral and all rights therein shall revert to the Company.

4.2 Authorization to File Financing Statements. The Company hereby authorizes the Purchaser, and grants the Purchaser a power of attorney, to file financing statements and such other documents, upon prior notice to the Company, with all appropriate jurisdictions to perfect or protect the Purchaser’s interests or rights hereunder. Upon termination of the Purchaser’s interests in the Collateral in accordance with Section 4.1, the Purchaser will promptly file a termination statement terminating any financing statement filed hereunder, and if the Purchaser does not file such termination statement as and when required, the Purchaser hereby authorizes the Company to file such termination statement.

ARTICLE 5
COMPANY’S REPRESENTATIONS AND WARRANTIES

5.1 Due Authorization. The Company has full right, power and authority to enter into this Agreement, to make the borrowings hereunder and execute and deliver the Note as provided herein and to perform all of its duties and obligations under this Agreement and the Note. The execution and delivery of this Agreement will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or the Company's bylaws or certificate of incorporation. All necessary and appropriate corporate action on the part of the Company has been taken to authorize the execution and delivery of this Agreement.

5.2 Enforceability. This Agreement has been validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ right and to the availability of the remedy of specific performance.

5.3 Compliance with Laws. The nature and transaction of the Company's business and operations and the use of its properties and assets do not, and during the term of this Agreement shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.

5.4 Absence of Conflicts. The execution, delivery and performance by the Company of this Agreement, and the transactions contemplated hereby, do not constitute a breach or default, or require consents under, any agreement, permit, contract or other instrument to which the Company is a party, or by which the Company is bound or to which any of the assets of the Company is subject, or any judgment, order, writ, decree, authorization, license, rule, regulation, or statute to which the Company is subject, and except as set forth herein, will not result in the creation of any lien upon any of the assets of the Company.

5.5 Indebtedness. Except for Indebtedness reflected in the SEC Documents or Indebtedness incurred by the Company in the ordinary course of its business since the filing of the SEC Documents, the Company has no material Indebtedness outstanding at the date hereof and will incur no material Indebtedness prior to the Closing Date.

5.6 Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company.

5.7 Authorized Capital Stock. The authorized capital stock of the Company consists of 480,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of November 15, 2007, 40,315,705 shares of Common Stock and no shares of Preferred Stock were validly issued and outstanding, fully paid and nonassessable and no shares of Common Stock or Preferred Stock have been issued since then. Except as disclosed in the SEC Documents, there are no outstanding options, warrants and convertible securities of the Company, or any other rights to acquire securities of the Company. The principal stockholders of the Company are as set forth in the Form 10-KSB.

5.8 Material Contracts. Except as set forth in the SEC Documents, the Company is not a party to or otherwise bound by any contract that is material to its financial condition, operations, business or assets, and the Company is not a party to or otherwise bound by any contract that may materially and adversely affect its ability to consummate the transactions contemplated hereby.

5.9 Validity of Securities. The sale of the Note and Warrants, and the issuance of shares of Common Stock upon conversion of the Note (the “Conversion Shares”) or exercise of the Warrants (the “Warrant Shares”) (the Note, Warrants, the Conversion Shares and Warrant Shares shall be referred to herein as the “Securities”), are not subject to any preemptive rights or rights of first refusal and, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances or restrictions on transfer; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

5.10 Compliance with Other Instruments. The Company is not in violation of any term of (i) its Certificate of Incorporation or Bylaws, (ii) any mortgage, indenture, contract, agreement or instrument, or (iii) any judgment, decree or order, or any statute, rule or regulation applicable to it or its properties, the violation of which, in the case of clause (ii), could have a material adverse effect on the business, operations, affairs, financial condition or prospects of the Company, or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company (a “Material Adverse Effect”). The execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the Securities pursuant hereto will not result in any violation of any term of (i) the Certificate of Incorporation or Bylaws of the Company, as each is then in effect, (ii) any mortgage, indenture, contract, agreement, instrument, or (iii) any judgment, decree, order, statute, rule or regulation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company; and there is no term of the Certificate of Incorporation or Bylaws, or any mortgage, indenture, contract, agreement, instrument, or any judgment, decree, order, statute, rule or regulation, which could reasonably be likely to have a Material Adverse Effect.

5.11 Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets, in each case subject to no mortgage, pledge, lien, encumbrance, or charge, other than (a) liens resulting from taxes which have not yet become delinquent, or (b) minor liens, encumbrances, or defects of title which do not, individually or in the aggregate, materially detract from the value of the property subject thereto or have a Material Adverse Effect. With respect to the properties and assets it leases, the Company is in compliance with such leases and it holds a valid leasehold free of any liens, claims or encumbrances that impair its present use of such leased properties and assets.

5.12 Affiliates. Except as set forth in the SEC Documents, the Company (i) has no subsidiaries, (ii) does not presently own or control, directly or indirectly, any equity interest in any corporation, association, partnership, limited liability company or other business entity and (iii) is not, directly or indirectly, a participant in any joint venture, partnership or similar arrangement.

5.13 Registration Rights. Except as set forth in the SEC Documents, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

5.14 Full Disclosure. The Company has provided the Purchasers with all the information that the Purchasers have reasonably requested for deciding whether to purchase the Securities. To the Company’s knowledge, neither this Agreement, the representations and warranties by the Company contained herein, the Exhibits hereto, nor any other written statement or certificate delivered or to be furnished to the Purchasers in connection herewith, when read together, contains any untrue statement of a material fact or knowingly omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

5.15 Changes. Since the date of the last SEC Document, there has not been:

(a) any change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Company’s balance sheets as at December 31, 2006 and September 30, 2007, each as set forth in the SEC Documents, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse; or

(b) to the Company’s knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted).

5.16 Proprietary Information. The Company has taken all reasonable security measures to protect the secrecy, confidentiality, and value of all trade secrets, know-how, inventions, designs, processes, and technical data required to conduct its business.

5.17 Patents, Trademarks, etc. Except as set forth in the SEC Documents, the Company has sufficient title and ownership of all material patents, patent applications, licenses, trademarks, service marks, trade names, inventions, processes, formulae, trade secrets, franchises, copyrights and other proprietary rights necessary for the operation of its business as now conducted and as proposed to be conducted (“Intellectual Property”) with no known infringement of or conflict with the rights of others. To the Company’s knowledge, such ownership and title are exclusive and not subject to termination without the Company’s consent. Except for commercial software and applications generally available to the public there are no outstanding options, licenses, or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the material patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any other person or entity. The Company is not aware of any third party that is infringing or violating any of its patents, licenses, trademarks, service marks, trade names, inventions, processes, formulae, trade secrets, franchises, copyrights or other proprietary rights. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

5.18 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 6 hereof, the offer, issue, and sale of the Securities: (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “1933 Act”), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption; and (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

ARTICLE 6
PURCHASER’S REPRESENTATIONS AND WARRANTIES

6.1 Due Authorization. The Purchaser has full power and authority and has taken all action necessary to authorize the Purchaser to execute, deliver and perform the Purchaser’s obligations under this Agreement. This Agreement is the legal, valid and binding obligation of the Purchaser in accordance with its terms.

6.2 Accredited Investor. The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the 1933 Act.

6.3 Investment Experience. The Purchaser has not authorized any person to act as such Purchaser’s Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the 1933 Act) in connection with this transaction. The Purchaser has such knowledge and experience in financial, investment and business matters that the Purchaser is capable of evaluating the merits and risks of the prospective investment in the securities of the Company. The Purchaser has consulted with such independent legal counsel or other advisers as the Purchaser has deemed appropriate to assist the Purchaser in evaluating the proposed investment in the Company. If other than an individual, the Purchaser also represents that it has not been organized for the purpose of acquiring the Securities.

6.4 Adequate Means. The Purchaser (i) has adequate means of providing for the Purchaser’s current financial needs and possible contingencies; and (ii) can afford (a) to hold unregistered securities for an indefinite period of time as required; and (b) sustain a complete loss of the entire amount of the subscription.

6.5 Access to Information. The Purchaser has been afforded the opportunity to ask questions of, and receive answers from the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has had such opportunity to the extent the Purchaser considers it appropriate in order to permit the Purchaser to evaluate the merits and risks of an investment in the Company. It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business. The foregoing shall in no way be deemed to limit the ability of the Purchaser to rely on the representations and warranties set forth herein or incorporated herein by reference.

6.6 No Resale. The Securities being purchased hereunder are being acquired solely for the account of the Purchaser, for the Purchaser’s investment and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded.

6.7 Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 under the 1933 Act, and understands the resale limitations imposed thereby and by the 1933 Act.

6.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities other than the Note unless and until the transferee has agreed in writing for the benefit of the Company to the representations contained in this Section 6.8; provided, that this Section 6.8 shall not apply to the disposition of all or any portion of the Securities if:

(a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; and

(b) (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition and shall furnish transferor representations as may reasonably be requested by the Company, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer if the Purchaser is a partnership, limited liability company or corporation to a partner, member or shareholder of such partnership, limited liability company or corporation as the case may be or a retired partner or member of such partnership or limited liability company who retires after the date hereof, or to the estate of any such partner or member or retired partner or member or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he, she or it were an original Purchaser hereunder.

6.9 Legend. The Purchaser hereby acknowledges and agrees that the Company may insert the following or similar legend on the face of the certificates evidencing the Note, the Warrants, the Warrant Shares or the Conversion Shares purchased by the Purchaser if required in compliance with the 1933 Act or state securities laws:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that an exemption from registration under the Securities Act and any applicable state securities laws is available.”

6.10 General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE 7
COVENANTS

7.1 Registration Rights.

(a) If the Company prepares and files a Registration Statement under the 1933 Act or otherwise registers securities under the 1933 Act as to any of its securities (other than under a Registration Statement pursuant to Form S-8 or Form S-4) (each such filing, a "Registration Statement"), it will give written notice by registered mail, at least 20 days prior to the filing of such Registration Statement to the Purchaser of its intention to do so. The Company shall include all Warrant Shares (the “Registrable Securities”) in such Registration Statement with respect to which the Company has received written requests for inclusion therein within 15 days of actual receipt of the Company's notice.

(b) In the event of an underwritten registered offering, if the managing underwriter(s) advise the Company in writing that in their opinion the number of Registrable Securities exceeds the number of Registrable Securities which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration the number of Registrable Securities requested to be included which in the opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

7.2 Restriction on Debt Issuances. So long as any amounts remain outstanding under the Notes, the Company shall not, without the prior consent of the Purchasers, issue or sell more than $3,000,000 of debt in the aggregate (including the Note and the senior secured promissory notes issued pursuant to those certain Note and Warrant Purchase Agreements dated as of July 2, 2007 and August 24, 2007), except for Permitted Indebtedness, so long as any of the principal amount or interest on the Note remains unpaid unless (a) the proceeds of the issuance or sale of the Company’s debt, directly from the gross proceeds of the issuance or sale, will be used to repay all outstanding principal and accrued interest owed under the Note or (b) the debt issued and sold by the Company is a subordinated convertible debenture which will mature no earlier than six months after the Maturity Date. “Permitted Indebtedness” means indebtedness to trade creditors incurred in the ordinary course of business, and extensions, refinancings and renewals of any items of any existing indebtedness.

7.3 Restriction on Payments. So long as any amounts remain outstanding under the Note, the Company shall not, without the prior consent of the Purchasers, make any payments to its officers, directors, stockholders or related parties, whether for accrued and unpaid salaries or otherwise, in excess of $200,000 in the aggregate.

7.4 Observation Rights. So long as any amounts remain outstanding under the Note, and subject to the limitations set forth in this Section 7.4, the Company shall permit a representative of the Purchaser to be present in a nonvoting observer capacity at all meetings of the Company’s board of directors (the “Board”) or any committee thereof, including any telephonic meetings, and the Company will give the Purchaser’s designated representative notice of such meetings, by telecopy or by such other means as such notices are delivered to the members of the Board at the same time notice is provided or delivered to the Board; provided, however, that (a) such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided, and (b) the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if, in the reasonable good faith judgment of the Board, access to such information or attendance at such meeting is reasonably likely to (i) adversely affect the attorney-client privilege between the Company and its counsel with respect to any matter, (ii) result in a conflict of interest between the Company and the Purchaser, or (iii) result in a violation of a confidentiality agreement between the Company and a third party. The Purchaser, on behalf of itself and its representative, agrees that it shall not use any information obtained by it pursuant to its rights under this Section 7.4 except relative to its interests in the Company hereunder and otherwise only as expressly authorized in writing by the Company. The Purchaser, and its representative, shall use the same degree of care to protect the Company’s confidential information as the Purchaser uses to protect its own confidential information of like nature, but in no circumstances with less than reasonable care.

ARTICLE 8
MISCELLANEOUS

8.1 Successors and Assigns. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. This Agreement may be assigned solely by the Purchaser.

8.2 Titles and Subtitles. The titles and subtitles of the Sections of this Agreement are used for convenience only and shall not be considered in construing or interpreting this agreement.

8.3 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

    if to the Company, to:

Eugene Science, Inc
8th Floor, LG Palace Building
165-8 Donggyo-Dong, Mapo-Gu
Seoul, Korea
Attn: Chief Executive Officer
Fax: 82-2-338-6096

    if to the Purchaser, to the addresses set forth in the signature page.

Any party hereto may change the above specified recipient or mailing address by notice to the other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the County of Orange, State of California. The prevailing party in any suit or proceeding shall be entitled to its reasonable attorneys’ fees and costs.

8.5 Waiver and Amendment. Any term of this Agreement may be amended, waived or modified with the written consent of the Company and the Purchasers.

8.6 Remedies. The rights and remedies of the Purchaser described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.

8.7 Counterparts.  This Agreement may be executed in one or more identical counterparts each of which when taken together shall constitute one and the same Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Note and Warrant Purchase Agreement to be signed in their names on the date first set forth above.

The Warrants are to be issued in:	Print Name of Investor
____ individual name	Principal Amount of Note: $ .00
____ tenants in the entirety	Purchaser price paid: $ .00
____ corporation (an officer must sign)	Signature of Authorized Person
____ partnership (all general partners must sign)	Name of Authorized Signatory
____ trust
____ limited liability company	Address of Investor: Facsimile No.:

EUGENE SCIENCE, INC.

Name: Seung Kwon Noh
Title: Chief Executive Officer

Signature Page to Note and Warrant Purchase Agreement

EXHIBIT A
10% SENIOR NOTE

See attached.

EXHIBIT A

EXHIBIT B
COMMON STOCK PURCHASE WARRANT

See attached.

EXHIBIT B

EXHIBIT C
SECURITY AGREEMENT

See attached.

EXHIBIT C

EXHIBIT D
WIRE TRANSFER INSTRUCTIONS

Wiring instructions for incoming wires:

Bank routing # ________________

Bank Name: WOORI BANK HAPCHONG DONG BR

Bank Address: ______________

Beneficiary: Eugene Science, Inc.

ACCOUNT # 1081-300-353029

Swift Code: HVBKKRSE

EXHIBIT D